CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICERS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

Exhibit 32

                           CERTIFICATIONS PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                            (18 U.S.C. SECTION 1350)

In connection with the Annual Report of Moliris Corp., D/B/A Advantage Packaging, a Florida corporation (the "Company"), on Form 10-KSB for the year ended December 31, 2003, as filed with the Securities and Exchange Commission (the "Report"), Clyde R. Parks, Principal Executive and Principal Financial Officer of the Company, does hereby certify, pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that to their knowledge:


(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and


(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ _____________________

Clyde R. Parks
Principal Executive Officer
May 28, 2004


/s/ _____________________

Clyde R. Parks
Principal Financial Officer
May 28, 2004


[A signed original of this written statement required by Section 906 has been provided to Moliris Corp., D/B/A Advantage Packaging and will be retained by Moliris Corp., D/B/A Advantage Packaging and furnished to the Securities and Exchange Commission or its staff upon request.]